EXHIBIT 10.6

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the "Agreement") is made and entered into as of October 31, 2015, by and between John Goodhew (the "Investor"), and Biotech Products Services and Research, Inc., a Nevada corporation (the "Seller").

WHEREAS, the Seller owns all the issued and outstanding shares (the "Shares") of Bespoke Tricycles, Ltd., a company organized under the Laws of England and Wales (the "Company"); and

WHEREAS, Seller wishes to sell to the Investor, and the Investor wishes to purchase from the Seller, the Shares, on such terms as set forth in this Agreement;

NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Purchase Price; Closing Deliveries.

(a) The purchase price for the Shares shall be ten dollars ($10).

(b) Simultaneous with the execution and delivery of this Agreement, (a) the Investor shall deliver to the Seller (i) the Release in the form attached hereto and (ii) a resignation letter dated as of the date hereof and (b) if there are stock certificates representing the Shares, the Seller shall deliver or cause to be deliver the stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer.

2. Representations of Seller.

The Seller hereby represents and warrants to the Investor the following:

(a) The Seller is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada, with the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

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(b) Upon the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, neither the Seller nor any of its affiliates will have any interest, direct or indirect, in any shares of capital stock or other equity in the Company or any other direct or indirect interest in any tangible or intangible property which the Company uses or has used in the business conducted by the Company, or has any direct or indirect outstanding indebtedness to or from the Company, or related, directly or indirectly, to its assets or business.

(c) The Seller has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller. The execution, delivery and performance of this Agreement have been duly and validly approved and authorized by all necessary action on the part of the Seller.

(d) Assuming the due authorization, execution and delivery by Investor, this Agreement, when executed and delivered by the Seller, will be a, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. The individual executing this Agreement on behalf of the Seller has been duly authorized by all necessary and appropriate action on behalf of the Seller.

(e) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (a) any provision of the Articles of Incorporation or By laws of the Seller, (b) any instrument, contract or agreement to which Seller is a party or by which it is bound, or (c) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Seller or its assets or properties.

3. Investor's Representations.

The Investor hereby represents and warrants to the Seller the following:

(a) The Investor has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform his obligations under this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Investor.

(b) No filing with, authorization from or consent or approval of any governmental body, agency, official or authority or any other third party is necessary or required to be made or obtained to enable Investor to enter into, and to perform his obligations under, this Agreement.

(c) Assuming the due authorization, execution and delivery by Seller, this Agreement, when executed and delivered by the Investor will be a, valid and binding obligation of Investor, enforceable against him in accordance with its terms.

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(d) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (a) any instrument, contract or agreement to which Investor is a party or by which he is bound, or (b) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Investor or his assets or properties.

4. Indemnification.

(a) The Seller shall indemnify and hold harmless the Investor and his agents, beneficiaries, affiliates, representatives and their successors and assigns from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys' fees and costs) resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement of the part of the Seller.

(b) The Investor shall indemnify, and hold harmless the Seller and its officers, directors, employees, trustees, agents, stockholders, beneficiaries, affiliates, representatives and their successors and assigns from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys' fees and costs) resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement of the part of Investor.

5. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(b) If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

(c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the other agreements referenced herein.

(d) This Agreement may not be amended or modified except by the express written consent of the parties hereto. Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

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(e) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees and heirs and legal representatives.

(f) The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

(g) This Agreement may be executed in counterparts and by facsimile or other electronic transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(h) The Seller and the Investor each agree that this Agreement shall be deemed to have been jointly and equally drafted by them and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer or representative as of the date first above written.

BIOTECH PRODUCTS SERVICES & RESEARCH, INC.

By:	/s/ Albert Mitrani
Name:	Albert Mitrani
Title:	President and Chief Executive Officer

/s/ John Goodhew
John Goodhew

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